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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF CHILES OFFSHORE LLC

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
                                                                                                  JURISDICTION OF
SUBSIDIARY                                                                                          ORGANIZATION
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
Chiles Offshore Finance Corp.                                                                     Delaware
Chiles Columbus LLC                                                                               Delaware
Chiles Magellan LLC                                                                               Delaware
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None of Chiles Offshore Finance Corp., Chiles Columbus LLC or Chiles Magellan
LLC has any subsidiaries.